Exhibit 99.1

Future FinTech Announces the Closing of the Acquisition of Alpha International Securities (Hong Kong) Ltd.

NEW YORK, November 13, 2023 /PRNewswire/ -- Future Fintech Group Inc. (NASDAQ: FTFT), (hereinafter referred to as “Future FinTech”, “FTFT” or the “Company”), a comprehensive financial and digital technology service provider, announced today that on November 7, 2023, its wholly-owned subsidiary, Future FinTech (Hong Kong) Limited (“FTFT HK”), completed the acquisition of Alpha International Securities (Hong Kong) Ltd. (“Alpha HK”) and Alpha Information Services Shenzhen Limited (“Alpha SZ”). The names of the two entities were subsequently changed to ‘FTFT International Securities and Futures Limited’ and ‘FTFT Information Services (Shenzhen) Co. Ltd.’, respectively.

As publicly announced on March 1, 2023, FTFT HK entered into an agreement to acquire Alpha HK and Alpha SZ from Alpha Financial Limited (“Alpha Financial”) on February 27, 2023. Pursuant to the agreement, FTFT HK will acquire all the issued and outstanding shares of Alpha HK and Alpha SZ from Alpha Financial for HK$15,659,949 (approximately US$ 2.0 million) in cash, which is based on the net equity value of both Alpha HK and Alpha SZ as of December 31, 2022. FTFT HK conducted an in-depth operational, legal and financial due diligence on Alpha HK, and on August 11, 2023, FTFT HK received a letter from the Hong Kong Securities and Futures Commission (“HKSFC”) approving its acquisition of Alpha HK.

Founded in 2010, Alpha HK focuses on three main areas of financial services: (1) online brokerage services consisting of Hong Kong equities as well as US equities where its works with its partner, a US brokerage firm, (2) underwriting and distribution of Hong Kong IPOs, and (3) underwriting U.S. dollar-denominated bonds issued by Chinese companies in Hong Kong. Alpha HK holds Type 1 “Securities Trading”, Type 2 “Futures Trading” and Type 4 “Securities Advisory” financial licenses issued by the HKSFC. Alpha SZ provides technical support services for Alpha HK.

Steven Xiang, Managing Director of Alpha HK, said, “Alpha HK has many years of experience in the international financial markets as well as technical expertise in online services, and our principal team members are from well-known financial institutions and Internet companies. We have over 60,000 registered users, and since 2020, we have underwritten 29 IPOs and 10 Chinese municipal and enterprise bonds in Hong Kong. We are committed to providing customers with a full range of financial services in Hong Kong including online stock brokerage services, Hong Kong IPO underwriting, financial advisory and US dollar-based Chinese municipal and enterprise bond issuance services.”

Mr. Shanchun Huang, Chief Executive Officer of Future Fintech, commented, “This acquisition will create excellent synergies with our Hong Kong subsidiary, Nice Talent Asset Management Limited, our UK payment remittance subsidiary FTFT Pay, cryptocurrency mining businesses in Ohio and Paraguay  as well as other financial services businesses under development. We believe that FTFT International Securities and Futures Limited will play an important role in the continued transformation of FTFT as we internationalize and diversify our business revenue. We aim to become a diversified fintech company that combines a variety of boutique financial services and innovative new business platforms to provide best-in-class financial services to our clients.”

More complete information of the Agreement is set forth in the Form 8-K and its exhibits filed with the Securities and Exchange Commission on March 1, 2023.

About Future Fintech Group Inc.

Future FinTech Group Inc. (NASDAQ: FTFT) is a comprehensive financial and digital technology service provider. The Company, through its subsidiaries, conducts asset management, brokage and investment banking services in Hong Kong, operates a cross-border payment business in the United Kingdom, provides cryptocurrency trading data information services in the United Arab Emirates, and engages in supply chain trading and finance businesses in China. In addition, the Company provides digital asset computing power custody services in Paraguay and has initiated digital asset mining farm operations in the United States. FTFT adheres to the concept of improving financial services with digital and internet technology, and provides its business and individual customers with stable, safe and efficient digital financial services. For more information, please visit www.ftft.com.

Safe Harbor Statement

Certain of the statements made in this press release are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2022 and our other reports and filings with SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

IR Contact:
Future FinTech Group Inc.
Tel: +1-888-622-1218
Email: ir@ftft.com

SOURCE: Future FinTech Group Inc.

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